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                                                                       Exhibit 5


                    CURTIS, MALLET-PREVOST, COLT & MOSLE LLP


                                                                   July 26, 2001

Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, California  01238


Ladies and Gentlemen:

         We have acted as special counsel for Century Aluminum Company, a Delaware corporation (the "Company"), with respect to the proposed registration and sale by the Company of an additional 500,000 shares of Common Stock issuable upon the exercise of options granted or to be granted under the Company's 1996 Stock Incentive Plan (the "Plan"), covered by a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         In connection herewith, we have examined the Restated Certificate of Incorporation and the Restated Bylaws of the Company, the Registration Statement and all exhibits thereto, and such other documents as we have considered necessary.

         Based upon such examination, it is our opinion that the shares of Common Stock proposed to be sold by the Company, when sold pursuant to the Plan and the resolutions of the Board of Directors of the Company (and the Compensation Committee thereof) authorizing the same, will be legally issued, fully paid and nonassessable. In rendering this opinion, we have assumed that the exercise price of the options will not be less than the par value of the shares subject thereto.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

         We are giving this opinion to the Company, and no person other than the Company may rely upon it.


                                   Very truly yours,

                                   /s/ Curtis, Mallet-Prevost, Colt & Mosle LLP
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                                       Curtis, Mallet-Prevost, Colt & Mosle LLP